ONSITE ENERGY CORPORATION PERFORMANCE BASED ENERGY SAVINGS AGREEMENT

CONTRACTOR:                                           Client:
Onsite Energy Corporation                     Unified School District No. 500,
8912 Nieman Road                              Wyandotte County, Kansas
Overland Park, KS 66214                       625 Minnesota Avenue
                                              Kansas City, Kansas 66101

Corporate Headquarters:
701 Palomar Airport Road, Suite 200
Carlsbad, CA 92009
Program Data:                            Planned Service Data:
Date of this Agreement:  MARCH   , 1998  Anticipated Date of Commencement: DECEMBER 1, 1998
Savings Period:  10 YEARS PLUS
              INSTALLATION PERIOD        Duration of Planned Services: 10 YEARS
Total Project Fee:  $5,930,576           First Year Monthly Monitoring Fee:  $5,416.00 *
                                         Payable in Advance
                                        (* First Year Monitoring Fee of $64,992, payable in
                                           monthly installments)
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SCHEDULES OF AGREEMENT

      SCHEDULE TITLE   ATTACHED
         A. Energy Conservation Measures *
         B. Energy Use Base *
         C. Base Energy Rates *
         D. Insurance *
         E. Client's Facilities and Existing Equipment *
         F. Measurement & Verification  (M&V) Protocols *
         G. Payment Schedule *
         H. Stipulated Savings *
         I. Client Disclosure Information *
         J. Responsibilities of Contractor & Client *
         K. Annual Program Costs *
         L. Planned Service *

This Onsite Energy Corporation Performance Based Energy Savings Agreement (this
"Agreement")  is  entered into by and between Onsite Energy Corporation of 8912
Nieman, Overland Park,  Kansas  66214,  ("Contractor")  and  the Unified School
District No. 500, Wyandotte County, Kansas ("Client") identified above, and consists of this facing sheet, Exhibit I, and Schedules A through L attached hereto. In consideration of the foregoing (comprising a part of the written agreement between the parties) and the additional terms and conditions attached hereto as Exhibit I, the parties agree by signing this facing sheet below to be bound by the foregoing and attached Exhibit I.

Onsite Energy Corporation:          Unified School District No.  500, Wyandotte
County, Kansas:

By:        __________________________ By:     ______________________________
Print                               Print
Name:      RICHARD T. SPERBERG                    Name: GEORGE BREIDENTHAL
Title:     PRESIDENT AND CEO        Title:    PRESIDENT, BOARD OF EDUCATION

Date Signed: __________________________ Date Signed: _________________________



                     EXHIBIT I

        ONSITE ENERGY CORPORATION PERFORMANCE BASED ENERGY SAVINGS
                      AGREEMENT TERMS AND CONDITIONS

PRELIMINARY STATEMENT

           A. Client desires to install various EC Measures for the purpose of achieving reductions in Client's operating costs including energy consumption, demand and maintenance.

           B.              Contractor   has   expertise   in   the  design,
                implementation and monitoring of EC Measures.

           C. Contractor has analyzed energy use at the Client's facilities described in Schedule E (the "Client's Facilities") and made recommendations as set forth herein concerning the EC Measures and the Program.

           D. Contractor will guarantee that Client will obtain the energy savings set forth in this Agreement (calculated as set forth in this Agreement), and will assist Client in obtaining the agreement of Westar Capital, Inc. ("Westar") to guarantee Contractor's performance under this Agreement, including any energy savings guarantee as set forth herein.

           1. DEFINITIONS:

           A. Performance Based Guaranteed Energy Savings Program ("Program"): The full complement of EC
                Measures to be designed, implemented and monitored by Contractor pursuant to this Agreement, and the energy savings guarantee set forth in Section 5 of this Agreement.

           B.                    Energy    Conservation    Measures    ("EC
                Measures"): Those Energy Conservation Measures set forth in the attached Schedule A.

           C. Energy Conservation Savings ("EC Savings"): Those savings achieved through reduction in energy consumption, demand or maintenance costs by implementation of the EC Measures identified by Contractor, to be calculated as set forth in Section 4.

           D.                    Base Energy Rates ("Base  Energy  Rates"):
                The energy rates described on Schedule C and increased each year on a cumulative basis by 5.40 percent beginning on the first anniversary of the Commencement Date and continuing on the first day of each Contract Year thereafter used by Contractor, as set forth in Section 4, to calculate the EC Savings for the various EC Measures.

           E. Substantial Completion ("Substantial Completion"): When substantially all of the items of new equipment included in the EC Measures are operational and Contractor notifies Client thereof in writing, and Client confirms the same in writing to Contractor, which confirmation shall not be unreasonably withheld.

           F.                    Energy     Savings    Commencement    Date
                ("Commencement Date"): The first day of the month following Substantial Completion of all EC Measures.

           G. Contract Year ("Contract Year"): Each one-year period following the Commencement Date.

           H. Energy Use Base ("Energy Use Base"): The historical energy usage and demand of the Client's Facilities and existing equipment are described in Schedule
                B. In determining the Energy Use Base, Contractor identified factors which may affect energy use for the Client's Facilities and existing equipment, including but not limited to: hours and levels of occupancy; adjustments in labor force; building use and operational procedures; temperature, humidification and ventilation levels; installed lighting and scheduled use; building construction and size; general level of repair and efficiency of heating and air conditioning equipment and other energy using equipment; and amount of heating and air conditioning equipment and other energy using equipment.

           I.                    Equipment   ("Equipment"):  All  equipment
                provided  to  Client  by  Contractor   pursuant   to   this
                Agreement.

           J.                    Installation     Period     ("Installation
                Period"): The period of time beginning on the date of this Agreement and ending on the Commencement Date.

           2. EC MEASURES:

           A. Client authorizes Contractor to design, implement and monitor the Program. Contractor shall supply all labor, materials, equipment, management and supervision necessary to design, install and commission all EC Measures. Contractor's responsibilities for each of the EC Measures described in Schedule A shall include:

                (1)                         providing     all     necessary
                      designs, plans and specifications;

                (2)                         selecting subcontractors;

                (3)                         awarding subcontracts;

                (4)                         obtaining     and    evaluating
                      submitted drawings on all Equipment to be provided;

                (5)                         progress   inspections   during
                      installation;

                (6)                         training Client's  personnel on
                      proper operation of the newly installed Equipment;

                (7)                         final inspection,

                (8)                         commissioning  or  start-up  of
                      each item of Equipment; and

                (9)                         measurement and verification of
                      EC Savings.

        3. MONITORING:

           A. Client acknowledges and consents to Contractor's right to monitor EC Savings and Program performance by conducting on-site measurements, including but not limited to reading meters, and installing and observing on-site monitoring equipment. Client shall cooperate fully with any such measures instituted by Contractor pursuant to this subsection. Contractor shall not institute any measures which unreasonably interfere with the business of Client conducted at the Client's Facilities.

           B. For the purpose of documenting EC Savings, Contractor shall prepare quarterly measurement and verification reports from and after the Commencement Date. Schedule F details the measurement and verification protocols (the "M&V Protocols") and report content.

           C. Client shall notify Contractor within twenty-four (24) hours of the discovery or obtaining actual knowledge of any malfunction in the operation of any
                Equipment, or of the interruption or alteration of the energy supplies to the Client's Facilities. Client shall notify Contractor as soon as possible after the discovery or obtaining actual knowledge of the existence of any emergency or dangerous condition affecting the Equipment. If Client delays in so notifying Contractor of a malfunction or emergency, Contractor may make reasonable adjustments to the energy savings guarantee for financial loss due solely to the delay.

           D. Client shall forward copies of its monthly utility bills to Contractor within ten (10) working days of receipt by Client, or Client and Contractor may make arrangements for duplicate copies of such bills to be forwarded directly to Contractor.

           E. Contractor will provide Client training throughout the Term of this Agreement (as defined in Section 28 hereof) in accordance with Schedule L.

           4. EC SAVINGS:

           A. Within forty-five (45) days after receipt from the Client of its twelfth monthly utility bill after the Commencement Date, and for each Contract Year during the Term of this Agreement, Contractor shall submit an annual energy savings report ("Energy Savings Report") with a calculation of the EC Savings to Client in accordance with this Agreement. The annual EC Savings will be
                determined  by  using  the  M&V  Protocols   documented  in
                Schedule F.

           B. EC Savings for each Contract Year shall consist of utility cost savings derived from the sources indicated below. From and after the Commencement Date, EC Savings shall be computed as specified in this section and further detailed in Schedule F. Four different types of EC Savings may be achieved under this Agreement: Energy Use Savings (1), Fuel Switch Savings (2), Energy Rate Savings
                (3) and Stipulated Savings (4). EC Savings will be determined by adding together the Energy Use Savings, Fuel Switch Savings, Energy Rate Savings and Stipulated Savings for each Contract Year. Regardless of whether amounts saved are classified as Energy Use Savings, Fuel Switch Savings, Energy Rate Savings or Stipulated Savings, Contractor and Client agree that no dollars saved as a result of implementation of the EC Measures will be double-counted in calculating EC Savings.

                   1)      Energy  Use  Savings  are those savings achieved
                         through reduction in energy consumption (including energy and demand savings). Contractor will calculate Energy Use Savings achieved at the Client's Facilities according to the M&V Protocols detailed in Schedule F. In no case, however, shall energy unit costs utilized in the calculations be less than the Base Energy Rates. The dollar amount arrived at by such calculation shall be the Energy Use Savings for such period.

                   2)      Fuel  Switch  Savings are those savings achieved
                         by switching to a more economical source of energy. Contractor will calculate Fuel Switch Savings by subtracting the dollar value of the alternate energy utilized during the applicable period from the Energy Use Savings as determined in Section 4(B)(1). The dollar value of the base energy consumption which would have been utilized, is determined by multiplying the number of units of base energy consumption by the then current unit costs. Savings will be determined by subtracting the alternate energy costs from the base energy costs. In no case, however, shall unit cost utilized in this specific calculation be more than the Base Energy Rate for said alternate energy used.

                   3)      Energy Rate Savings  are  those savings achieved
                         through a reduction in fuel and/or electricity rates by one of the following means:

                         a)      Improved rate from  local electric utility
                              company,   natural   gas  or   fuel   company
                              occurring after the date of this Agreement,

                         b)      Direct   purchase  of   natural   gas   or
                              electricity from a supplier other than the local electric utility company, natural gas or fuel company, or

                         c)      Bulk purchase of fuel.

                         Contractor will calculate the Energy Rate Savings obtained for each period by multiplying energy consumption and demand for the applicable period by the energy rate reduction which is the amount by which the Base Energy Rate exceeds the then current rate. There will be no Energy Rate Savings calculation or penalty if the current energy rate exceeds the Base Energy Rate. There will be no Energy Rate Savings calculation unless an energy rate reduction has been achieved either directly or indirectly by the Contractor through one of the means listed in this Section 4(B)(3).

                      4)                         Stipulated   Savings   are
                         those savings that Contractor and Client have agreed will be achieved and are set forth in Schedule H.

                5. ENERGY SAVINGS GUARANTEE:

           A. Subject to the provisions of Section 6 hereof, Contractor guarantees that Client will realize EC Savings from the EC Measures during the Term of this Agreement of not less than Total Project Costs (as set forth in Schedule K). If the EC Savings realized do not meet or exceed the Total Project Costs, Contractor guarantees to make payment of any shortfall to Client in accordance with the terms of this Section. Additionally, Contractor shall obtain a guarantee of the payment of any shortfall in EC Savings from Westar.

           D. Within sixty (60) days after the Commencement Date, or earlier if otherwise specified in this Agreement, Contractor will calculate the savings achieved during the Installation Period and advise Client of the amount of such savings. Savings shall be calculated in accordance with the methods stated in this Agreement with review and concurrence by Client. For purposes of this reconciliation, such Installation Period savings shall be considered savings achieved during the first Contract Year of the Term of this Agreement. The Stipulated Savings shall be credited to the EC Savings on the Commencement Date and each Contract Year thereafter.

                If the EC Savings during a specific Contract Year are less than the Total Project Costs for the same Contract Year, at Client's option Contractor may apply the difference (shortfall) against any unpaid balances then due from Client under the Agreement. If there are any remaining amounts, Client may elect to have Contractor carry over the difference to the next Contract Year so as to increase the Total Project Costs attributable to that Contract Year or, at Client's election, pay Client the remaining amounts. Upon the mutual agreement of the parties, Contractor may also provide additional products or services, in the value of the shortfall, at no additional cost to the Client. Where shortfalls have occurred, Contractor reserves the right, subject to the approval of the Client, which shall not be unreasonably withheld, to implement additional operational improvements or conservation measures, at no cost to the Client, that will generate additional savings in future Contract Years. Client shall notify Contractor within forty (45) days of Client's receipt of the Energy Savings Report of Client's decision required under this paragraph regarding the payment and/or application of any shortfall. If Client elects to require Contractor to pay any shortfall amounts in accordance with this paragraph, Contractor shall pay such amounts within thirty (30) days of receipt of said notification from Client. If the EC Savings during a specific Contract Year are greater than the Total Project Costs for the same Contract Year, Contractor may carry over the difference (surplus) to future Contract Year(s) and use the same to offset any shortfall in EC Savings that may occur in such future Contract Year(s).

        6. CHANGES IN FACTORS AFFECTING ENERGY USE:

                A. Client shall notify Contractor within ten (10) business days of any change in its operations or the Client's Facilities which may have a material impact on any factor as set forth in the Energy Use Base, Schedule B. Contractor will determine the effect that any such change will have on EC Savings.

                B. If a material change in any of the factors involved in the Energy Use Base occurs and results in a material change in consumption, then the dollar level of energy savings to be guaranteed by Contractor may be adjusted per the M&V Protocols in Schedule F.

                C. Client and Contractor may from time to time desire to make changes for the express purpose of increasing EC Savings. It is agreed that these changes will only be made with the prior consent of both parties, which will not be unreasonably withheld. The EC Savings will not be adjusted to reflect any changes agreed to under this subparagraph.

             7. WARRANTIES:

           A. Client shall maintain all EC Measures installed under this Agreement in a manner consistent with the manufacturer's recommended maintenance schedules and procedures, which Contractor will provide to Client. Client shall provide Contractor with quarterly service/maintenance checklists. Contractor shall, if it deems it necessary, inspect the Client's Facilities annually.

           B. For the benefit of Client, Contractor shall obtain from all vendors and manufacturers (as applicable) of the Equipment installed or materials used in the EC Measures such warranties against defects and deficiencies in design, material and workmanship as are generally given in the trade to an owner or contractor. Except as otherwise set forth in this Agreement, Contractor makes no warranties or representations of any kind with respect to any of the Equipment or materials supplied by Contractor or by any vendor or subcontractor hereunder, and all Equipment and materials hereunder is delivered as is, and the sole warranties and representations that shall apply with respect to such Equipment and materials shall be those warranties and representations, whether statutory, written, oral, express or implied (including warranties of fitness for a particular purpose or merchantability) that have been given or made by suppliers or subcontractors to Contractor or by manufacturers of such equipment to end users. This warranty is expressly in lieu of all other warranties except as are expressly stated in this Agreement. Contractor hereby assigns to Client all of Contractor's interest, if any, in all Equipment vendors and manufacturers' warranties and guarantees, express or implied, issued on or applicable to the Equipment installed and materials used in EC Measures. Client shall hold Contractor harmless for any loss, damage or injury to persons or property caused by the Equipment and not caused in whole or in part by Contractor. No representation or warranty by the suppliers or manufacturers is binding on Contractor nor shall breach of such warranty relieve Client of Client's obligations to Contractor. During the applicable warranty periods, Contractor shall assist Client in the administration of said warranties.

          C. In connection with any Equipment, property or services described herein or utilized in any Program, each party hereby disclaims any liability for consequential, indirect or special damages incurred by the other even if said party is advised as to the possibility of such consequential, indirect or special damages.

           D. Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with Client to utilize Contractor's commercially reasonable skill, efforts and judgment in furthering the interests of Client; to furnish efficient business administration and supervision to make commercially reasonable efforts to furnish at all times an adequate supply of workers and materials; and to perform the work set forth in this Agreement (the "Work") in an expeditious and economical manner consistent with the interests of Client. Client agrees to exercise commercially reasonable efforts to enable Contractor to perform the Work in an expeditious manner by furnishing and approving in a timely way information required by Contractor and by making payments to Contractor in accordance with the requirements of this Agreement.

           E. Contractor shall be responsible for initiating, maintaining, planning and supervising all safety precautions and programs in connection with the Work.

           F. Via the EC Savings guarantee set forth in this Agreement, Contractor hereby warrants to Client the appropriateness of the EC Measures designed and implemented by Contractor.

           G. Contractor shall, at its own cost and expense, obtain all necessary permits, licenses, approvals or consents required by law or regulation to perform the Work at the Client's Facilities as set forth in this
                Agreement.   Contractor  also  shall  give  all notices, pay
                all fees and otherwise comply with all applicable laws, ordinances, rules and regulations.

           H. On or before the date of execution of this Agreement, and on or before September 30 of each year thereafter, Contractor shall give Client copies of Contractor's then current fiscal year financial statements, including balance sheet for Contractor's last fiscal year.

        8. REPRESENTATION AND WARRANTIES OF CLIENT:

           A. Client hereby warrants and represents to Contractor that: (i) Client has provided Contractor with all records heretofore requested by Contractor and, to Client's knowledge, the information set forth therein is, and all information in other records to be subsequently provided by the Client pursuant to this Agreement will be, true and accurate in all material respects; (ii) except as disclosed by Client to Contractor, Client has not entered into any contracts or agreements with other persons or entities regarding the provision of energy management services or with regard to servicing any of the Equipment located on the Client's Facilities; and
                  (iii) Client presently intends to continue the use of the Client's Facilities in a manner similar to its present use, except as is disclosed by Client in writing on
                  Schedule I to this Agreement.

                  Client will provide Contractor with copies of any successor or additional contracts for the management or servicing of pre-existing equipment or the Equipment which may be executed from time to time hereinafter within ten (10) days after execution thereof.

        9. AFFIRMATIVE COVENANTS OF CLIENT:

           A. The parties acknowledge and agree that the EC Savings will not likely be obtained unless certain procedures and methods of operation designed for energy conservation shall be implemented and followed by Client on a regular basis. Client agrees that it shall exercise commercially reasonable efforts to follow and implement the procedures and methods of operation and maintenance set forth in this Agreement and the Schedules hereto. In addition, Client agrees to continue and follow the operational procedures set forth by Contractor.

                  Client agrees that Contractor shall have the right, with prior notice, to inspect the Client's Facilities to determine Client's compliance with its obligations as set forth above. In the event that any inspection discloses that Client has failed on the date of the inspection to be in compliance with any items set forth above, then the portion of EC Savings attributable to the specific facility of the Client's Facilities at which such failure occurred shall be assumed to have been achieved for and with respect to the portion of the applicable Contract Year during which such failure shall have existed.

         10. FEES:

                  A. Client shall pay Contractor the Total Project Fee, as set forth on the facing page of this Agreement and in Schedule G, and the Annual Monitoring Fee, as set forth on the facing sheet of this Agreement and in Schedule L. The Annual Monitoring Fee shall be increased annually at the rate of five percent (5%) of the initial Contract Year's cost, with the first such increase to be effective twelve (12) months after the Commencement Date. The Total Project Fee is payable in the manner set forth in
                  Section 13 below following the date of invoices sent to Client by Contractor, either on a monthly basis or upon the occurrence of "milestone" dates or events specified in Schedule G.

         11. WORKING HOURS:

           A. It is agreed that all installation work except lighting renovations shall be conducted during normal working hours, unless otherwise mutually agreed to by the parties. The extra expense incurred for overtime work shall be paid by the party requiring it. Additionally, Contractor agrees to conduct all work in a manner which minimizes disruption to Client's educational program and business operations.

           12.  TERMINATION OF CONTRACT:

                A. Contractor shall have the option to terminate this Agreement without further responsibility or liability only upon the following conditions:

                      (1) All or any part of Client's ownership interest in the Client's Facilities is transferred voluntarily or involuntarily by any means including but not limited to the transfer of any ownership interest in the Client.

                      (2) If Client defaults in any payment or any other obligation to Contractor under this Agreement, and such default is not cured within fifteen (15) days (for payment) or sixty (60) days (for any other obligation) of notice by Contractor to Client of such alleged default.

                C. In the event of the termination of this Agreement by either party, Contractor and Client shall continue to be responsible for their respective payment obligations accrued under this Agreement prior to the date of termination. Client agrees to pay Contractor all Annual Monitoring Fees and Total Project Fees incurred or accrued prior to the date of termination.

                D. Client reasonably believes that sufficient funds will be obtained to pay all monies due during the Term of this Agreement (as the same may be extended in accordance with
                Section 28 hereof), and hereby covenants that it will do all things lawfully within its power to obtain, maintain and properly request and pursue funds from which the payments may be made, including making provisions for such payments to the extent necessary in each budget submitted for the purpose of obtaining funding, using commercially reasonable efforts to have such portion of the budget approved. It is Client's intent to make all payments required hereunder, if funds are legally available therefor, and in that regard, Client represents that the use of the Equipment is essential to its proper, efficient and economic operation.

                  In the event no funds or insufficient funds are appropriated and budgeted or are otherwise legally available by any means whatsoever in any fiscal period for payments due under this Agreement, then Client will immediately notify Contractor or its successor or assignee of such occurrence and this Agreement shall terminate as of the last day of the fiscal period for which appropriations were received without penalty or further expense to Client except as otherwise expressly provided for herein and except as to the portions of payments required hereunder for which funds shall have been appropriated and budgeted or otherwise available.

                  Client has informed Contractor that funds sufficient to pay the Total Project Fee have been allocated, and thus are available therefor.


Mf\work\onsite\filings\10q exhibit 10.88\<<Date>> 2

                13. TERMS OF PAYMENT:

                A. Contractor shall submit to Client invoices for the work performed to the date of each invoice in accordance with Schedule G. Invoices must be received by Client within five (5) days of their date. All invoices of Contractor shall be due and payable by Client within thirty (30) days of the invoice date. Interest at rate of ten percent (10%) per annum will accrue on all unpaid balances more than thirty (30) calendar days after the invoice date.

                B. Prevailing wage compliance documentation, if required, and conditional lien waivers from Contractor shall be among the evidence required by Client to be submitted by Contractor with each invoice. With each invoice,
                Contractor shall submit partial lien waivers from Contractor and all applicable subcontractors and suppliers, which waivers shall be submitted to Client prior to the time that the next succeeding invoice is submitted by Contractor to Client.

         14. INDEPENDENT CONTRACTOR:

           A. Contractor is an independent Contractor and is not an employee, partner, legal representative, joint venturer or agent of Client. Contractor does not in any way assume any of the contractual or other obligations of Client to other parties under any agreements referred to herein or otherwise. Client is not an employee, partner, legal representative, joint venturer or agent of Contractor. Client does not in any way assume any of the contractual or other obligations of Contractor to other parties under agreements referred to herein or otherwise.

         15. CASUALTY OR CONDEMNATION OF FACILITIES:

           A. Any fire, flood or other casualty or condemnation affecting any portion of the Client's Facilities may be a material change. If so, the notice thereof shall be given to Contractor by Client and the appropriate modifications, if any are required, to the EC Savings guarantee will be made. If any fire, flood or other casualty or condemnation renders a majority of the Client's Facilities incapable of being occupied and the affected portion is not or cannot be reconstructed or restored within one hundred twenty (120) days from the date of such casualty or condemnation, either party may terminate this Agreement by delivery of written notice to the other. Any such termination shall not be considered a breach of this Agreement.

         16. NOTICES:

                  A. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by a nationally recognized overnight carrier, or by registered or certified mail, postage prepaid, return receipt requested to either party at its address specified on the facing sheet to this Agreement.

         17. GOVERNING LAW:

                  A. This Agreement is made in the State of Kansas and shall be subject to and governed by the laws of the State of Kansas, and all questions concerning its validity, construction and administration shall be determined under such laws.

Mf\work\onsite\filings\10q exhibit 10.88\<<Date>> 3

         18. INDEMNIFICATION:

                A. To the fullest extent permitted by law, Contractor shall indemnify and hold harmless Client, its agents and employees, from and against claims, damages, losses and expenses, including but not limited to reasonable attorneys' fees, arising out of or resulting from performance of the Work, which is caused in whole or in part by the negligent acts or omissions of Contractor, a subcontractor of Contractor, anyone directly or indirectly employed by them or anyone for whose acts them may be liable. In the event any action is brought therefor against Client or any of its agents or employees, Contractor shall assume full responsibility for the defense therefor. Upon Contractor's failure to do so on proper notice, Client reserves the right to defend such action and to charge all reasonable costs thereof to Contractor. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations to indemnify which would otherwise exist as to a party or person described in this paragraph.

                B. Claims against Client may be pursued in accordance with, and subject to, the Kansas Tort Claims Act, K.S.A. 75-6101, ET SEQ., as amended. Client agrees to be responsible for claims, liability, causes of action or damages, including reasonable attorneys' fees, arising directly or indirectly from the acts or omissions of Client's employees and agents.

         19. DOCUMENTS:

           A. All drawings, designs and specifications prepared by Contractor for Client hereunder shall remain the property of Contractor until such time as the Total Project Fee has been paid in full, at which time said documents shall become the property of Client. Client grants Contractor a perpetual, non-exclusive and royalty-free license to use all such drawings, designs and
                  specifications.    Without   specific  written   consent,
                  however, Contractor shall not use Client's name in connection with any such drawings, designs and specifications.

       20. SEVERABILITY:

           A.                    This   Agreement   shall   be   severable.
                  Accordingly, to the extent that any part of the Agreement is unenforceable for any reason whatsoever, the remaining parts of this Agreement shall remain in full force and effect.

         21. ASSIGNMENT:

           A. This Agreement is not assignable by Client or by Contractor without the prior written consent of the other party.

         22. SUCCESSORS AND ASSIGN:

           A. The obligations of this Agreement shall be binding on the successors and assigns of Client and of Contractor.

         23. INSURANCE:

           A. Contractor and Client at all times during the term of this Agreement shall carry the types of insurance coverage as set forth in the attached Schedule D.

                  B. Contractor shall be required to purchase and maintain in force for the duration of this Agreement, from insurance companies authorized to conduct business in the State of Kansas, (a) general liability, providing bodily injury and property damage coverage in the minimum amount of $2,000,000 per person and $2,000,000 per occurrence,
                  (b) automobile liability insurance with the minimum amount of $1,000,000, with a deductible not in excess of $5,000, (c) workers compensation insurance as required by the laws of the State of Kansas, and (d) excess coverage or umbrella coverage in the minimum amount of $5,000,000. Contractor also agrees to have Client named as an additional insured on all such insurance policies and to deliver, or cause to have delivered, to Client certificates of insurance evidencing the appropriate insurance coverage containing a provision that at least thirty (30) days prior written notice be given to Client by the insurance company prior to cancellation or alternation in the event of cancellation, reduction in coverage, or non-renewal of the insurance. Contractor also shall confirm that any of its subcontractors have adequate insurance, including workers' compensation, to protect the interests of Client.

                   C. At all times during the Term of this Agreement following the installation of any or all of the EC Measures, Client shall maintain in full force and effect, at its expense, property and liability insurance on the Premises and on the Equipment for the replacement value thereof. Client shall bear the entire risk of loss with respect to any damage, destruction, loss or theft of the
                         Equipment after installation of the same by Contractor, whether partial or complete. Contractor shall ensure that its subcontractors carry installation floaters covering the Equipment being installed in the performance of the Work while such equipment and materials are in transit or at the Client's Facilities prior to installation, in an amount equal to the cost to replace the Equipment with like kind and quality. This installation floaters insurance shall be on an "all risk" basis including, but not limited to, the perils of fire, vandalism, malicious mischief and theft.

       24. MEDIATION:

           A. Any dispute, controversy or claim arising out of or relating to this Agreement or any breach or alleged breach hereof, shall, upon the request of any party involved, be submitted to mediation by a mediator mutually agreed upon by the parties. If the parties do not agree upon a mediator, or if the mediation does not result in a resolution of the dispute between the parties, then the parties shall be free to exercise any and all rights and remedies which either may have under applicable law. No mediation statement or documents shall be admissible in court without the express written consent of the other party.

         25. PRIOR  AGREEMENTS:

           A. This Agreement supersedes the terms and conditions of any prior agreements, understandings or representations, oral or written, between the parties.

         26. SUBCONTRACTORS:

               A. Prior to the execution of any subcontracts, Contractor agrees to provide to Client a list of all subcontractors and suppliers which Contractor intends to utilize in completing the Work. Contractor shall not engage any subcontractor to which Client shall have an objection. Also, Contractor shall not install or use any equipment, materials or supplies to which Client has an
                   objection.   Additionally, Client may designate specific
                   subcontractors or suppliers from whom Contractor shall obtain bids. Client may not, however, prohibit Contractor from obtaining bids from other subcontractors or suppliers. Contractor shall not be required to contract with anyone to whom Contractor has reasonable objection.

                  27. NONDISCRIMINATION:

       A. Contractor shall not discriminate against any employee, applicant for employment or subcontractor or supplier on the basis of race, religion, color, sex, handicap or national origin.

           28.  TERM:

             A. The term of this Agreement (the "Term") shall be for a period commencing on the date of execution hereof and ending on June 30, 1999. The Agreement shall be automatically renewed for successive one-year terms, commencing on July 1{st} of each succeeding year, until the date ten
                (10) years from the Commencement Date, unless Client notified Contractor in writing of its intent to terminate this Agreement within thirty (30) days prior to the renewal date of July 1st.